                                January 13, 1995



Lexington Components, Inc.
767 Third Avenue
New York, New York 10017

                 Re:      Amendment to Financing Agreements

Gentlemen:

         Reference is made to certain financing agreements dated January 11, 1990 between Lexington Components, Inc. ("LCI") and Congress Financial Corporation ("Congress"), including, but not limited to, an Accounts Financing Agreement [Security Agreement], as amended (the "Accounts Agreement"), and all supplements thereto and all other related financing and security agreements (collectively, all of the foregoing, as the same have heretofore or contemporaneously been or may be hereafter, amended, replaced, extended, modified or supplemented, the "Financing Agreements").

         In connection with the financing arrangements pursuant to the Accounts Agreement and the other Financing Agreements, the parties hereto hereby agree to amend the Financing Agreements, as set forth below:

         1.      Definitions:

                 (a) Additional Definitions. As used herein, the following terms shall have the respective meanings given to them below and the Accounts Agreement (including all supplements thereto) shall be deemed and is hereby amended to include, in addition and not in limitation, each of the following definitions:

                 "Interest Rate" shall mean a rate of one and one-half (1-1/2%) percent per annum in excess of the Prime Rate; provided, that, Interest Rate shall mean the rate of four and one-half (4-1/2%) percent per annum in excess of the Prime Rate at Congress' option, without notice (a) for the period on and after the date of termination or non-renewal hereof, or the date of the occurrence of any Event of Default, and for so long as such Event of Default is continuing as determined by Congress and until such time as all Obligations are indefeasibly paid in full (notwithstanding entry of any judgment against LCI) and (b) on the Revolving Loans at any time outstanding in excess of the amounts available to LCI under the Accounts Agreement and supplements thereto (whether or not such excess(es), arise or are made with or without Congress' knowledge or consent and whether made before or after an Event of Default); provided, further, that, the higher Interest Rate under the immediately preceding proviso shall be inapplicable in the case of any excess(es) described in clause (b) thereof if and to the extent that Congress shall, at Congress' option, have agreed not to charge the higher Interest Rate otherwise permitted to be charged under such proviso, as evidenced by a writing signed by Congress at or prior to the date Congress makes a Revolving Loan(s) that is expressly identified in such writing as giving rise to such excess(es) with Congress' knowledge and consent

                 "Loans" shall mean the Revolving Loans and the Term Loans.

                 "Prime Rate Loans" shall mean any Loans or portions thereof on which interest is payable based on the Prime Rate in accordance with the terms thereof.

                 "Revolving Loans" shall mean the loans now or hereafter made by Congress to or for the benefit of LCI on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2.1 of the Accounts Agreement and Paragraph 3 of the letter agreement re: Inventory Loans, dated March 23, 1990, by LCI, in favor of Congress.

                 "Term Loans" shall mean the term loans made by Congress to LCI evidenced by the Term Note, the LCI Real Estate Note (as defined below) and the New Equipment Term Note dated August 1, 1994 in the principal sum of $2,000,000, each made by LCI in favor of Congress, as such notes may hereafter be amended, supplemented, renewed, extended, restated or replaced.

                 (b) Interpretation. Capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed thereto in the Accounts Agreement and the other Financing Agreements.

         2.      Maximum Credit

         For purposes of Section 2.3 of the Accounts Agreement, all existing and future Term Loans, including, without limitation, the Loans evidenced by the LCI Amended and Restated Note, the LCI Real Estate Note and any and all New Equipment Term Notes by LCI shall be considered made pursuant to a supplement to the Accounts Agreement, and the loans and advances to LPC evidenced by the "LPC Amended and Restated Note" and the "New Equipment Term Notes" (as each such quoted term is defined in the LPC Financing Agreements), shall be considered made pursuant to a supplement to the Accounts Financing Agreement [Security Agreement], dated January 11, 1990, between LPC and Congress.

         3.      Additional Term Loan.

                 (a) Contemporaneously herewith, in order to evidence an additional one-time advance to LCI (the "LCI Real Estate

Loan"), which is deemed to be made upon the effective date hereof, LCI is executing and delivering to Congress a Term Promissory Note in the principal amount of $1,500,000 (as the same now exists or may hereafter be amended, supplemented, renewed, extended, restated or replaced, the "LCI Real Estate Note"). The Obligations evidenced by the LCI Real Estate Note shall be payable, including interest and other amounts, as provided therein, and to the extent not inconsistent with the terms of the LCI Real Estate Note, as provided in the other Financing Agreements, and shall be secured by all Collateral.

                 (b) As of the effective date of this Amendment, there is no option for any of the Loans to bear interest at any rate other than the Interest Rate, as herein defined. Accordingly, as of the effective date of this Amendment, all Loans are and shall be Prime Rate Loans, and all references in the LCI Real Estate Note, to "Eurodollar Rate Loans" or "Adjusted Eurodollar Rate", shall not be deemed operative, unless and until such quoted terms are defined in, and any such provisions are made operative by, a subsequent written amendment to the Financing Agreements signed by LCI and Congress.

         4.      Interest.

                 (a) Section 3.1 of the Accounts Agreement, as heretofore amended, is hereby deleted in its entirety and replaced with the following:

                          "3.1 (a)         We shall pay to you interest on the
                          outstanding principal amount of the non-contingent Obligations at the Interest Rate. All interest accruing hereunder on and after the date of any Event of Default or following the termination or non-renewal hereof shall be payable on demand.

                          (b) Interest shall be payable by us to you monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The Interest Rate on non-contingent Obligations shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by us to you exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto."

                 (b) Section 3.2 of the Accounts Agreement is hereby deleted in its entirety and replaced with the following:

                           "[INTENTIONALLY OMITTED]"

                 (c) Any and all references in the Financing Agreements to the post-default rate of interest continued in Section 3.2 of the Accounts Agreement are hereby amended to refer to the post-default rate of interest contained in Section 3.1 of the Accounts Agreement, as herein amended.

         5. Representations, Warranties and Covenants. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by LCI to Congress pursuant to the Financing Agreements, LCI hereby represents, warrants and covenants with and to Congress as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements):

                 (a) No Event of Default exists or has occurred and is continuing on the date of this Amendment.

                 (b) This Amendment has been duly executed and delivered by LCI and is in full force and effect as of the date hereof, and the agreements and obligations of LCI contained herein constitute the legal, valid and binding obligations of LCI enforceable against LCI in accordance with their terms.

         6. Conditions to Effectiveness of Amendment. Anything contained in this Amendment to the contrary notwithstanding, the terms and provisions of this Amendment shall only become effective upon the satisfaction of the following additional conditions precedent that:

                 (a) Congress shall have received an executed original or executed original counterparts (as the case may be) of this Amendment together with the following, each of which shall be in form and substance satisfactory to Congress:

                          (i)              the LCI Real Estate Note;

                          (ii) Deed to Secure Debt, Security Agreement and Assignment of Leases and Rents covering LCI's owned property in Troup County, Georgia (the "Georgia Deed to Secure Debt") between LCI and Congress which secures the Obligations evidenced by the LCI Real Estate Note and certain other Obligations as therein provided, together with a 1,500,000 ALTA Loan title insurance policy insuring Congress' interest under the Georgia Deed to Secure Debt;

                          (iii) Uniform Commercial Code financing statements (form UCC-1) and notice filing (form UCC-2) executed by LCI to be filed in Troup County, Georgia as to personal property and fixtures;

                          (iv) a Phase I Environmental Assessment, ALTA standard survey, and an orderly liquidation value appraisal report, each with respect to LCI's real property in Troup County, Georgia and each prepared, at LCI's expense, by an environmental engineering firm, a surveyor and an appraiser, respectively, reasonably satisfactory to Congress;

                          (v) the resolutions of the Board of Directors of LCI duly authorizing the execution and delivery of this Amendment;

                          (vi) evidence of insurance and loss payable endorsements naming Congress as a loss payee thereunder, issued by an insurance company satisfactory to Congress, and certificates of insurance policies and/or endorsements naming Congress as additional insured and loss payee, all at LCI's cost and expense; and

                          (vii) evidence that LCI's owned real property in Troup County, Georgia is not within an area having special flood hazard or flood prone characteristics;

                 (b) All representations and warranties contained herein, in the Accounts Agreement and in the other Financing Agreements shall be true and correct in all material respects; and

                 (c) No Event of Default shall have occurred and no event shall have occurred or condition be existing which, with notice or passage of time or both, would constitute an Event of Default.

         7. Effect of this Amendment. Except as modified pursuant hereto, the Accounts Agreement and all supplements to the Accounts Agreement and all other Financing Agreements, are hereby specifically ratified, restated and confirmed by the parties hereto as of the date hereof and no existing defaults or Events of Default have been waived in connection herewith. To the extent of conflict between the terms of this Amendment and the Accounts Agreement, or any of the other Financing Agreements, the terms of this Amendment control.

         8. Further Assurances. LCI shall execute and deliver such additional documents and take such additional actions as may be reasonably requested by Congress to effectuate the provisions and purposes of this Amendment.

         9. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without reference to its principles of conflicts of law.

         By the signatures hereto of the duly authorized officers, the parties hereto mutually covenant, warrant and agree as set forth herein.

                                        Very truly yours,

                                        CONGRESS FINANCIAL CORPORATION

                                        By:    Lawrence S. Forte
                                            ---------------------------------

                                        Title: Vice Presicent
                                               ------------------------------

AGREED AND ACCEPTED:

LEXINGTON COMPONENTS, INC.

By:    Warren Delano
    ----------------------

Title: Vice Chairman
       -------------------

                                    CONSENT


         The undersigned guarantor hereby consents to the foregoing Amendment, agrees to be bound by its terms applicable to it, and ratifies and confirms the terms of its Guarantee and Waiver dated January 11, 1990 as applicable to all present and future indebtedness, liabilities and obligations of LEXINGTON COMPONENTS, INC. ("LCI") to CONGRESS FINANCIAL CORPORATION ("Congress"), including, without limitation, all indebtedness, liabilities and obligations under the Financing Agreements as amended hereby.

                                        LEXINGTON PRECISION CORPORATION

                                        By:    Warren Delano
                                            -------------------------------

                                        Title: President
                                               ----------------------------